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                                                               EXHIBIT (a)(1)(D)

                        ACKNOWLEDGEMENT AND ELECTION FORM

               MICROSEMI CORPORATION - STOCK OPTION EXCHANGE OFFER

     I have received Microsemi Corporation's Offer to Exchange Outstanding Options to Purchase Common Stock dated November 1, 2002 (the "Offer"), made available to holders of options to purchase Common Stock of Microsemi Corporation (the "Company" or "Microsemi"), granted under the Company Option Plan. Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

     Pursuant to the terms of the Offer, I either elect to "accept" or "decline" the offer to have any one or more Eligible Option Grants held by me, as specified below, cancelled in exchange for a right to receive Replacement Options. I hereby agree that, unless I change my election before 5:00 p.m., Pacific Standard Time on December 6, 2002 (or a later Expiration Date if Microsemi extends the Offer), my election will be irrevocable. To the extent I have indicated that I "accept," unless I change this election

(1) I will have no right to exercise all or any part of the Eligible Option Grant(s) surrendered for Exchange pursuant to this election,

(2) such surrendered Eligible Option Grants will be cancelled in their entirety on December 6, 2002 (or a later Expiration Date if Microsemi extends the Offer), and

(3) subject to my continuous employment by Microsemi as more fully described in the Offer, I will have the right to receive a Replacement Option, to be granted on June 9, 2003, or a later date if the Expiration Date of the Offer is extended.

     By indicating that I "accept," I hereby elect to cancel, upon the terms and conditions stated in the Offer, the following Eligible Option Grant(s) for any Eligible Option Grant listed below (IN THE COLUMN ON THE FAR RIGHT, PLEASE WRITE "ACCEPT" IF YOU ELECT TO CANCEL AND EXCHANGE THAT ELIGIBLE OPTION GRANT AND WRITE "DECLINE" IF YOU ELECT NOT TO CANCEL AND EXCHANGE THAT ELIGIBLE OPTION GRANT):

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  Grant     Original Option   Exercise     Remaining Options    Eligibility     WRITE BELOW:
  Date      Grant Amount      Price        Outstanding          Status of the   Accept or
            (in Shares)                    (in Shares)          Option Grant    Decline
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

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

[_] (initial) This Acknowledgement and Election Form is being submitted to replace a previously submitted Acknowledgement and Election Form.

     I understand that by electing to participate in the Offer, any Eligible Option Grant(s) granted to me after April 30, 2002 will automatically be surrendered for cancellation under the Offer. Electing to exchange ineligible option grants will have no effect.

     I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Microsemi. I agree that Microsemi has made no representations or warranties to me regarding this Offer or the future pricing of Microsemi's stock, and that my participation in this Offer is at my own discretion.

_____________________________________   ________________________________________
Optionee Signature                      Date

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_____________________________________
Optionee Name (Please print)

                                       2

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RETURN THIS ELECTION FORM TO DAVID R. SONKSEN, SECRETARY OF MICROSEMI LOCATED AT
2381 MORSE AVE., IRVINE, CA 92614, VIA (1) FACSIMILE AT 1-866-803-2718, OR IF
YOU CANNOT FAX IT, THEN BY (2) PERSONAL DELIVERY THROUGH FIRST CLASS REGISTERED OR CERTIFIED U.S. MAIL, FEDERAL EXPRESS OR OTHER COMPARABLE COURIER SERVICE. YOU MAY WANT TO RETAIN A COPY OF THIS FORM THAT YOU COULD USE TO SUBMIT A REVISED ELECTION.

NOTE: If you write "accept" next to any of the Eligible Option Grants listed above, then all Eligible Option Grants to you with a Grant Date of April 30, 2002 or later (whether or not listed above) will also automatically be cancelled and exchanged for Replacement Options pursuant to the Offer.

              INSTRUCTIONS TO THE ACKNOWLEDGEMENT AND ELECTION FORM

     1. Delivery of Acknowledgement and Election Form. Whether or not you elect to "accept" or "decline" the Offer, a properly completed and executed original of this Acknowledgement and Election Form (or a facsimile of it) must be delivered to David R. Sonksen, Secretary of Microsemi, located at 2381 Morse Ave., Irvine, CA 92614, via (1) facsimile at 1-866-803-2718, or if you cannot fax it, then by (2) personal delivery through first class registered or certified U.S. mail, Federal Express or other comparable courier service, on or before 5:00p.m., Pacific Standard Time on December 6, 2002 (the "Expiration Date"). You may want to retain a copy of this Acknowledgement and Election Form that you could use to submit a revised election. You must complete and deliver this Acknowledgement and Election Form even if you are declining to participate in the Offer and elect not to cancel and exchange any of your Eligible Option Grants.

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You should allow sufficient time to ensure timely delivery.

     2. Withdrawal of Election. You may withdraw this Acknowledgement and Election Form at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw at any time until the extended Expiration Date. To withdraw you must complete and deliver a new signed and dated Acknowledgement and Election Form following the procedures described in these Instructions on which you write "decline" next to all Eligible Option Grants. Upon the receipt of such new, properly filled out, signed and dated Acknowledgement and Election Form, any previously delivered Acknowledgement and Election Form will be disregarded and will be considered replaced in full by the new Acknowledgement and Election Form. You may not rescind your election to withdraw and any attempt to do so will thereafter be deemed not properly made for purposes of the Offer; you may, however, complete and deliver a new Acknowledgement and Election Form following the procedures described in these Instructions in order to elect to participate in the Offer.

     3. Change of Election. As noted in the Offer to Exchange, you may select individual Eligible Option Grants to be exchanged for Replacement Options. You do not have to exchange all your Eligible Option Grants, but for each Eligible Option Grant you do choose to exchange, you must cancel the entire outstanding, unexercised portion, as well as any other options issued after April 30, 2002. You may change your mind about which Eligible Option Grants you would like to exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular Eligible Option Grants you elected to exchange at any time until the extended Expiration Date. To change your election regarding any particular Eligible Option Grants you previously elected to exchange while continuing to elect to participate in the Offer, you must deliver a signed and dated new Acknowledgement and Election Form, with the required information, following the procedures described in these Instructions. You must indicate on the new Acknowledgement and Election Form that it replaces a previously submitted

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Acknowledgement and Election Form in the check box provided on the form. Upon the receipt of such a new, properly filled out, signed and dated Acknowledgement and Election Form, any previously submitted Acknowledgement and Election Form will be disregarded and will be considered replaced in full by the new Acknowledgement and Election Form. The Company will not accept any alternative, conditional or contingent exchanges. By signing this Acknowledgement and Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the election to exchange your options, except as provided in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Acknowledgement and Election Form and does not mean that your Eligible Option Grants have been cancelled. Your Eligible Option Grants that are accepted for exchange will not be cancelled until the Expiration Date.

     4. Exchange of Eligible Options. If you intend to exchange Eligible Option Grants through the Offer, you must complete this Acknowledgement and Election Form by indicating "accept" for each Eligible Option Grant that you intend to cancel and exchange for a Replacement Option Grant and indicating "decline" for all other Eligible Option Grants. The Company will not accept partial exchanges of any individual Eligible Option Grant. Accordingly, you may only exchange all or none of the shares outstanding pursuant to each Eligible Option Grant. Also, if you intend to exchange any of the Eligible Option Grants that were granted to you, then you must exchange all options granted to you during the six-month period prior to the Commencement Date (currently the period from April 30, 2002 to November 1, 2002). Therefore, if you participate, any options granted to you after April 30, 2002 will be cancelled.

     5. Requests for Assistance or Correction of Information. Any questions or requests for assistance, including if you believe that any of the information contained on this Acknowledgement and Election Form is incorrect or incomplete with respect to your Eligible Option Grants, should be directed to Microsemi Corporation by email to ExchangeOfferQuestions@microsemi.com or by facsimile to 1-866-804-2705.

     6. Additional Copies and Related Materials. Additional copies of this Acknowledgement and Election Form are only available from Microsemi by email to ExchangeOfferElectionForms@microsemi.com or by facsimile to 1-866-803-2718. You may want to retain a copy of the Acknowledgement and Election Form that you could use to submit a revised election. Additional copies of all other materials relating to the Offer, including the Offer to Exchange, are available for download at http://www.microsemi.com/exchangeoffer11012002.

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